Exhibit 99.1

Investor Relations Contact:
Mike Sullivan (408) 986-7977
mike_sullivan@amat.com

Media Contact:
Ricky Gradwohl (408) 235-4676
ricky_gradwohl@amat.com

APPLIED MATERIALS ANNOUNCES FIRST QUARTER 2026 RESULTS
•Revenue $7.01 billion, down 2 percent year over year
•GAAP gross margin 49.0 percent and non-GAAP gross margin 49.1 percent
•GAAP EPS $2.54 and non-GAAP EPS $2.38, up 75 percent and flat year over year, respectively
•Semiconductor Systems achieved record DRAM revenue
•Applied Global Services delivered record services and spares revenue
SANTA CLARA, Calif., Feb. 12, 2026 — Applied Materials, Inc. (NASDAQ : AMAT) today reported results for its first quarter ended Jan. 25, 2026.
First Quarter Results
Applied generated revenue of $7.01 billion. On a GAAP basis, the company reported gross margin of 49.0 percent, operating income of $1.83 billion or 26.1 percent of net revenue, and earnings per share (EPS) of $2.54.
On a non-GAAP basis, the company reported gross margin of 49.1 percent, operating income of $2.11 billion or 30.0 percent of net revenue, and EPS of $2.38.
The company generated $1.69 billion in cash from operations and distributed $702 million to shareholders through $337 million in share repurchases and $365 million in dividends.
“Applied Materials delivered strong results in our fiscal first quarter, fueled by the acceleration of industry investments in AI computing,” said Gary Dickerson, President and CEO. “The need for higher performance and more energy-efficient chips is driving high growth rates for leading-edge logic, high-bandwidth memory and advanced packaging. These are areas where Applied is the process equipment leader, and we expect to grow our semiconductor equipment business over 20 percent this calendar year.”
“With demand increasing for our innovative products and services, we are focused on ensuring we have the capacity to support our customers,” said Brice Hill, Senior Vice President and CFO. “Over the past several years, we have nearly doubled our system manufacturing capability, strengthened our supply chain and increased our inventories in preparation for market growth.”

Applied Materials, Inc.

Results Summary

	Q1 FY2026	Q1 FY2025	Change
	(In millions, except per share amounts and percentages)
Revenue	$7,012	$7,166	(2)%
Gross margin	49.0%	48.8%	0.2 points
Operating margin	26.1%	30.4%	(4.3) points
Net income	$2,026	$1,185	71%
Diluted earnings per share	$2.54	$1.45	75%
Non-GAAP Results
Non-GAAP gross margin	49.1%	48.9%	0.2 points
Non-GAAP operating margin	30.0%	30.6%	(0.6) points
Non-GAAP net income	$1,899	$1,946	(2)%
Non-GAAP diluted EPS	$2.38	$2.38	—%
Non-GAAP free cash flow	$1,040	$544	91%
A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release. See also “Use of Non-GAAP Financial Measures” section.
Recent Highlights
•Announced that Samsung Electronics will join Applied’s new EPIC Center in Silicon Valley. The EPIC Center is designed to dramatically reduce the time it takes to commercialize breakthrough technologies from early-stage research to full-scale manufacturing.
•Introduced new deposition, etch and materials modification systems that boost the energy-efficient performance of Gate-All-Around (GAA) transistors and wiring at 2nm and beyond.
▪Viva™ – a pure radical treatment that smoothens GAA silicon nanosheets with atomic-level precision to increase transistor performance.
▪Sym3™ Z Magnum™ – a conductor etch system that delivers angstrom-level 3D trench profile control to increase silicon nanosheet uniformity and performance.
▪Spectral™ – an atomic layer deposition system that replaces today’s tungsten transistor contacts with molybdenum, a new contact metal that lowers electrical resistance at the critical link between transistors and the copper wiring network.
•Received 2025 TSMC Excellent Performance Awards for Excellent Technology Development and Production Support and Excellent Contribution in Green Manufacturing.
•Recognized by Micron Technology with a 2025 Outstanding Performance in Sustainability Award.

Applied Materials, Inc.

Business Outlook
Applied’s total revenue and non-GAAP diluted EPS for the second quarter of fiscal 2026 are expected to be as follows:

	Q2 FY2026
(In millions, except per share amounts)
Total revenue	$7,650	+/-	$500
Non-GAAP diluted EPS	$2.64	+/-	$0.20
This outlook for non-GAAP diluted EPS excludes known charges related to completed acquisitions of $0.01 per share and includes a net income tax benefit related to intra-entity intangible asset transfers of $0.04 per share, but does not reflect any items that are unknown at this time, such as any additional charges related to acquisitions or other non-operational or unusual items, as well as other tax-related items, which we are not able to predict without unreasonable efforts due to their inherent uncertainty.
First Quarter Reportable Segment Information
Effective in the first quarter of fiscal 2026, management moved our 200-millimeter equipment business to Semiconductor Systems. The business was previously included in Applied Global Services. Additionally, effective in the first quarter of fiscal 2026, management began fully allocating corporate support costs to our operating segments. Prior-period numbers have been recast to conform to the current-year presentation. Display operating segment financial results are included in the Other category balances below.

Semiconductor Systems	Q1 FY2026	Q1 FY2025
(in millions, except percentages)
Revenue	$5,141	$5,597
Foundry, logic and other	62%	69%
DRAM	34%	27%
Flash memory	4%	4%
Gross margin	54.3%	53.4%
Operating income	$1,427	$1,872
Operating margin	27.8%	33.4%
Non-GAAP Results
Non-GAAP gross margin	54.5%	53.5%
Non-GAAP operating income	$1,691	$1,886
Non-GAAP operating margin	32.9%	33.7%

Applied Global Services	Q1 FY2026	Q1 FY2025
(in millions, except percentages)
Revenue	$1,559	$1,353
Gross margin	34.4%	32.3%
Operating income	$438	$336
Operating margin	28.1%	24.8%
Non-GAAP Results
Non-GAAP gross margin	34.4%	32.3%
Non-GAAP operating income	$438	$337
Non-GAAP operating margin	28.1%	24.9%

Other	Q1 FY2026	Q1 FY2025
(in millions)
Revenue	$312	$216
Cost of products sold and expenses	(334)	(249)
Restructuring charges	(12)	—
Operating loss	$(34)	$(33)

Applied Materials, Inc.

Use of Non-GAAP Financial Measures
Applied provides investors with certain non-GAAP financial measures, which are adjusted for the impact of certain costs, expenses, gains and losses, including, as applicable, certain items related to mergers and acquisitions; restructuring and severance charges and any associated adjustments; legal settlement charges; impairments of assets; gain or loss, dividends and impairments on strategic investments; certain income tax items; and other discrete adjustments. On a non-GAAP basis, the tax effect related to share-based compensation is recognized ratably over the fiscal year. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.
Management uses these non-GAAP financial measures to evaluate the company’s operating and financial performance and for planning purposes, and as performance measures in its executive compensation program. Applied believes these measures enhance an overall understanding of its performance and investors’ ability to review the company’s business from the same perspective as the company’s management, and facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that management does not believe are indicative of Applied's ongoing operating performance. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles, may be different from non-GAAP financial measures used by other companies, and may exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast and related slide presentation will be available at https://ir.appliedmaterials.com. A replay will be available on the website beginning at 5:00 p.m. Pacific Time today.

Applied Materials, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including those regarding anticipated growth and trends in our businesses and markets, industry outlooks and demand drivers, technology transitions, our business and financial performance and market share positions, our capital allocation and cash deployment strategies, our investment and growth strategies, our development of new products and technologies, legal matters, claims and proceedings, our business outlook for the second quarter of fiscal 2026 and beyond, and other statements that are not historical facts. These statements and their underlying assumptions are subject to risks and uncertainties and are not guarantees of future performance. Factors that could cause actual results to differ materially from those expressed or implied by such statements include, without limitation: the level of demand for our products; global economic, political and industry conditions, including changes in interest rates and prices for goods and services; the implementation of additional export regulations and license requirements and their interpretation, and their impact on our ability to export products and provide services to customers and on our results of operations; global trade issues and changes in trade and export license policies and our ability to obtain licenses or authorizations on a timely basis, if at all; imposition of new or increases in tariffs and any retaliatory measures, including their impact on demand for our products and services; our ability to effectively mitigate the impact of tariffs; the effects of geopolitical turmoil or conflicts; demand for semiconductor chips and electronic devices; customers’ technology and capacity requirements; the introduction of new and innovative technologies, and the timing of technology transitions; our ability to develop, deliver and support new products and technologies; our ability to meet customer demand, and our suppliers’ ability to meet our demand requirements; the concentrated nature of our customer base; our ability to expand our current markets, increase market share and develop new markets; market acceptance of existing and newly developed products; our ability to obtain and protect intellectual property rights in key technologies; cybersecurity incidents affecting our information systems or information contained in them, or affecting our operations, suppliers, customers or vendors; our ability to achieve the objectives of operational and strategic initiatives, align our resources and cost structure with business conditions, and attract, motivate and retain key employees; the effects of regional or global health epidemics; acquisitions, investments and divestitures; changes in income tax laws; the variability of operating expenses and results among products and segments, and our ability to accurately forecast future results, market conditions, customer requirements and business needs; our ability to ensure compliance with applicable law, rules and regulations; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including our most recent Forms 10-K, 10-Q and 8-K. All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.
About Applied Materials
Applied Materials, Inc. (Nasdaq: AMAT) is the leader in materials engineering solutions that are at the foundation of virtually every new semiconductor and advanced display in the world. The technology we create is essential to advancing AI and accelerating the commercialization of next-generation chips. At Applied, we push the boundaries of science and engineering to deliver material innovation that changes the world. Learn more at www.appliedmaterials.com.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended
(In millions, except per share amounts)	January 25, 2026	January 26, 2025
Revenue	$7,012	$7,166
Cost of products sold	3,577	3,670
Gross profit	3,435	3,496
Operating expenses:
Research, development and engineering	928	859
Marketing and selling	222	206
General and administrative	189	256
Legal settlement	253	—
Restructuring charges	12	—
Total operating expenses	1,604	1,321
Income from operations	1,831	2,175
Interest expense	69	64
Interest and other income (expense), net	566	8
Income before income taxes	2,328	2,119
Provision for income taxes	302	934
Net income	$2,026	$1,185
Earnings per share:
Basic	$2.55	$1.46
Diluted	$2.54	$1.45
Weighted average number of shares:
Basic	793	814
Diluted	799	819

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	January 25, 2026	October 26, 2025
ASSETS
Current assets:
Cash and cash equivalents	$7,218	$7,241
Short-term investments	1,293	1,332
Accounts receivable, net	4,977	5,185
Inventories	5,997	5,915
Other current assets	1,564	1,208
Total current assets	21,049	20,881
Long-term investments	4,968	4,327
Property, plant and equipment, net	4,949	4,610
Goodwill	3,707	3,707
Purchased technology and other intangible assets, net	215	226
Deferred income taxes and other assets	2,756	2,548
Total assets	$37,644	$36,299
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$100	$100
Accounts payable and accrued expenses	5,181	5,333
Contract liabilities	2,472	2,566
Total current liabilities	7,753	7,999
Long-term debt	6,453	6,455
Income taxes payable	507	356
Other liabilities	1,214	1,074
Total liabilities	15,927	15,884
Total stockholders’ equity	21,717	20,415
Total liabilities and stockholders’ equity	$37,644	$36,299

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended
	January 25, 2026	January 26, 2025
Cash flows from operating activities:
Net income	$2,026	$1,185
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	127	105
Restructuring charges	12	—
Legal settlement	253	—
(Gain) / loss and impairment on investments	(466)	100
Share-based compensation	207	195
Deferred income taxes	(78)	668
Other	(1)	(5)
Net change in operating assets and liabilities	(394)	(1,323)
Cash provided by operating activities	1,686	925
Cash flows from investing activities:
Capital expenditures	(646)	(381)
Cash paid for acquisitions, net of cash acquired	—	(28)
Proceeds from sales and maturities of investments	1,143	1,223
Purchases of investments	(1,277)	(1,711)
Cash used in investing activities	(780)	(897)
Cash flows from financing activities:
Proceeds from issuance of commercial paper	200	200
Repayments of commercial paper	(200)	(200)
Common stock repurchases	(337)	(1,318)
Tax withholding payments for vested equity awards	(229)	(142)
Payments of dividends to stockholders	(365)	(326)
Cash used in financing activities	(931)	(1,786)
Increase (decrease) in cash, cash equivalents and restricted cash equivalents	(25)	(1,758)
Cash, cash equivalents and restricted cash equivalents—beginning of period	7,312	8,113
Cash, cash equivalents and restricted cash equivalents — end of period	$7,287	$6,355

Reconciliation of cash, cash equivalents, and restricted cash equivalents
Cash and cash equivalents	$7,218	$6,264
Restricted cash equivalents included in deferred income taxes and other assets	69	91
Total cash, cash equivalents, and restricted cash equivalents	$7,287	$6,355

Supplemental cash flow information:
Cash payments for income taxes	$112	$70
Cash refunds from income taxes	$3	$70
Cash payments for interest	$65	$52

Applied Materials, Inc.

Additional Information

	Q1 FY2026	Q1 FY2025
Revenue by Geography (In millions)
United States	$656	$917
% of Total	9%	13%
Europe	$221	$330
% of Total	3%	4%
Japan	$525	$540
% of Total	7%	8%
Korea	$1,458	$1,667
% of Total	21%	23%
Taiwan	$1,722	$1,183
% of Total	25%	17%
Southeast Asia	$335	$286
% of Total	5%	4%
China	$2,095	$2,243
% of Total	30%	31%

Employees (In thousands)
Regular Full Time	35.5	36.0

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended
(In millions, except percentages)	January 25, 2026	January 26, 2025
Non-GAAP Gross Profit
GAAP reported gross profit	$3,435	$3,496
Certain items associated with acquisitions[1]	7	7
Non-GAAP gross profit	$3,442	$3,503
Non-GAAP gross margin	49.1%	48.9%
Non-GAAP Operating Income
GAAP reported operating income	$1,831	$2,175
Certain items associated with acquisitions[1]	11	12
Acquisition integration and deal costs	—	3
Legal settlement[2]	253	—
Restructuring charges[3]	12	—
Non-GAAP operating income	$2,107	$2,190
Non-GAAP operating margin	30.0%	30.6%
Non-GAAP Net Income
GAAP reported net income	$2,026	$1,185
Certain items associated with acquisitions[1]	11	12
Acquisition integration and deal costs	—	3
Legal settlement[2]	253	—
Restructuring charges[3]	12	—
Realized loss (gain), dividends and impairments on strategic investments, net	14	(9)
Unrealized loss (gain) on strategic investments, net	(484)	106
Income tax effect of share-based compensation[4]	(21)	(10)
Income tax effects related to intra-entity intangible asset transfers[5]	31	674
Resolution of prior years’ income tax filings and other tax items	40	(16)
Income tax effect of non-GAAP adjustments[6]	17	1
Non-GAAP net income	$1,899	$1,946

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

2	Charge of $253 million related to agreed settlement with the U.S. Commerce Department Bureau of Industry and Security to resolve a previously disclosed export controls compliance matter.

3	The restructuring charges related to a workforce reduction plan announced in the fourth quarter of fiscal 2025.

4	GAAP basis tax benefit related to share-based compensation is recognized ratably over the fiscal year on a non-GAAP basis.

5	Amount for the three months ended January 26, 2025, included changes to the income tax provision of $30 million from amortization of intangibles and a $644 million remeasurement of deferred tax assets resulting from new tax incentive agreements in Singapore in fiscal 2025.

6	Adjustment to provision for income taxes related to non-GAAP adjustments reflected in income before income taxes.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended
(In millions, except per share amounts)	January 25, 2026	January 26, 2025
Non-GAAP Earnings Per Diluted Share
GAAP reported earnings per diluted share	$2.54	$1.45
Certain items associated with acquisitions	0.01	0.01
Legal settlement	0.32	—
Restructuring charges	0.02	—
Realized loss (gain), dividends and impairments on strategic investments, net	0.01	(0.01)
Unrealized loss (gain) on strategic investments, net	(0.58)	0.13
Income tax effect of share-based compensation	(0.03)	(0.01)
Income tax effects related to intra-entity intangible asset transfers[1]	0.04	0.83
Resolution of prior years’ income tax filings and other tax items	0.05	(0.02)
Non-GAAP earnings per diluted share	$2.38	$2.38
Weighted average number of diluted shares	799	819

1	Amount for the three months ended January 26, 2025, included changes to the income tax provision of $0.04 per diluted share from amortization of intangibles and $0.79 per diluted share from a remeasurement of deferred tax assets resulting from new tax incentive agreements in Singapore in fiscal 2025.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended
(In millions, except percentages)	January 25, 2026	January 26, 2025
Semiconductor Systems Non-GAAP Gross Profit
GAAP reported gross profit	$2,794	$2,986
Certain items associated with acquisitions[1]	7	7
Non-GAAP gross profit	$2,801	$2,993
Non-GAAP gross margin	54.5%	53.5%
Applied Global Services Non-GAAP Gross Profit
GAAP reported gross profit	$537	$437
Non-GAAP gross profit	$537	$437
Non-GAAP gross margin	34.4%	32.3%
Semiconductor Systems Non-GAAP Operating Income
GAAP reported operating income	$1,427	$1,872
Certain items associated with acquisitions[1]	11	12
Acquisition integration and deal costs	—	2
Legal settlement[2]	253	—
Non-GAAP operating income	$1,691	$1,886
Non-GAAP operating margin	32.9%	33.7%
Applied Global Services Non-GAAP Operating Income
GAAP reported operating income	$438	$336
Acquisition integration and deal costs	—	1
Non-GAAP operating income	$438	$337
Non-GAAP operating margin	28.1%	24.9%

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

2	Charge of $253 million related to agreed settlement with the U.S. Commerce Department Bureau of Industry and Security to resolve a previously disclosed export controls compliance matter.

Note: The reconciliation of GAAP and non-GAAP segment results above does not include certain revenues, costs of products sold and operating expenses that are reported within other and included in consolidated operating income.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP EFFECTIVE INCOME TAX RATE

Three Months Ended
(In millions, except percentages)	January 25, 2026

GAAP provision for income taxes (a)	$302
Income tax effect of share-based compensation	21
Income tax effects related to intra-entity intangible asset transfers	(31)
Resolutions of prior years’ income tax filings and other tax items	(40)
Income tax effect of non-GAAP adjustments	(17)
Non-GAAP provision for income taxes (b)	$235

GAAP income before income taxes (c)	$2,328
Certain items associated with acquisitions	11
Legal settlement	253
Restructuring charges	12
Realized loss (gain), dividends and impairments on strategic investments, net	14
Unrealized loss (gain) on strategic investments, net	(484)
Non-GAAP income before income taxes (d)	$2,134

GAAP effective income tax rate (a/c)	13.0%

Non-GAAP effective income tax rate (b/d)	11.0%

UNAUDITED RECONCILIATION OF NON-GAAP FREE CASH FLOW

	Three Months Ended
(In millions)	January 25, 2026	January 26, 2025
Cash provided by operating activities	$1,686	$925
Capital expenditures	(646)	(381)
Non-GAAP free cash flow	$1,040	$544